Exhibit 99.1

FOR IMMEDIATE RELEASE

MERUELO MADDUX ANNOUNCES

2007 FIRST QUARTER RESULTS

LOS ANGELES, CA –– May 15, 2007–– Meruelo Maddux Properties, Inc. (NASDAQ: MMPI), a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties, today announced results for the three months ended March 31, 2007. Meruelo Maddux Properties, Inc. became a public company on January 30, 2007. These quarterly results reflect approximately one month of the predecessor business and the first two months as a public company.

Recent Highlights

•	Generated first quarter revenues of $7.2 million, a 15.9% increase compared to $6.2 million in the first quarter last year.

•	Continued progress in development activities for key Union Lofts and 717 9th Street projects in downtown Los Angeles, which remain on-schedule and on-budget.

•

Subsequent to the end of the first quarter, completed the acquisition of four properties, adding approximately 196,600 square feet of existing building area on nearly seventeen acres of land to the portfolio.

“We continue to make solid progress on several of our key development projects,” said Richard Meruelo, Chairman and Chief Executive Officer of MerueloMaddux. “Construction of our Union Lofts project, which consists of 92 residential units, remains on-schedule and on-budget. We expect this project will begin generating rental income later this year and contribute meaningfully to our operating results in the fourth quarter. In addition, construction is now underway on our planned 214-unit residential tower located at 717 W. 9th Street in downtown Los Angeles, with all activities proceeding as expected. I am also pleased to have recently completed the acquisition of four additional projects, adding nearly seventeen acres of land and approximately 196,000 square feet of existing building area to our existing portfolio.”

Financial and Operating Results

Results from operations described herein relate to the combined financial statements of the Company’s predecessor business as well as those of the Company.

761 Terminal Street, Building 1, 2nd Floor    Los Angeles, California 90021    tel. 213. 291. 2800    fax 213. 627. 5979    www.meruelomaddux.com

For the three months ended March 31, 2007, total revenue increased 15.9% to $7.2 million compared to $6.2 million in the same period in 2006. The increase was primarily due to higher rental income generated by several rental income properties, rental revenue from new acquisitions and other income attributable to interest earned on the initial public offering proceeds, completed in January 2007. Total expenses increased to $10.7 million from $9.4 million in the first quarter of 2006. The increase is primarily due to higher rental expense, depreciation and amortization and general and administrative expense associated with the additional rental properties, partially offset by lower interest expense resulting in the payoff of the CalPERS credit facility and other mortgage debt instruments using proceeds from the IPO. Net loss was $(3.5) million for the three months ended March 31, 2007 compared to a net loss of $(3.3) million for the corresponding period in 2006.

Company’s Portfolio

As of March 31, 2007, the Company owns, leases with rights to purchase and has rights to acquire interests in 33 development and redevelopment projects and 21 projects that have been developed, collectively totaling 5,204,626 existing square feet on 291.25 acres and consisting of 9 food industry projects, 9 wholesale projects, 19 small tenant projects and 17 residential projects. Most of the projects are located in or around the downtown area of Los Angeles, and all of the projects are in Southern California.

Development Activities

As of March 31, 2007, the Company owned interests in, or had rights to acquire, 33 properties under development that are expected to total approximately 3.65 million square feet of commercial space and approximately 6,120 residential units, which the Company intends to own and operate upon completion of the developments.

In the first quarter, the Company completed five property acquisitions that included Washington Produce Market and 801 E. 7th Street. The three remaining property acquisitions were expansions of the project area for the Center Village, Crown Commerce and 905 E. 8th Street properties. Subsequent to March 31, 2007, the Company completed four property acquisitions that included 2000 San Fernando Road, 12361 San Fernando Road, 620 Gladys and Meruelo Baldwin Park, for a total cost of $36.1 million, of which $7.6 million were purchase deposits made prior to March 31, 2007, with remaining obligations of $28.5 million funded through two variable rate mortgages. On a combined basis, these projects total approximately 16.75 acres with 196,600 square feet of existing building area.

The continuing growth of the downtown Los Angeles residential market, as well as the strength of downtown’s commercial/industrial markets has attracted considerable press attention, some of which can be seen on Company’s web site under the web page ”Market Perspectives.”

Conference Call and Webcast

A conference call with simultaneous webcast to discuss MerueloMaddux’s 2007 first quarter results will be held on Wednesday, May 16, 2007 at 1:00 p.m. Eastern / 10:00 a.m. Pacific. Interested participants and investors may access the teleconference call by dialing 800-219-6110 (domestic) or 303-262-2130 (international). There will also be a live webcast of the call available on the Investor Relations section of MerueloMaddux’s web site at

761 Terminal Street, Building 1, 2nd Floor    Los Angeles, California 90021    tel. 213. 291. 2800    fax 213. 627. 5979    www.meruelomaddux.com

www.meruelomaddux.com. Webcast participants are encouraged to go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

MerueloMaddux’s management team will discuss the Company’s financial results, business highlights and outlook. After the live webcast, a replay will remain available in the Investor Relations section of MerueloMaddux’s web site. A replay of the teleconference will be available at 800-405-2236 (domestic) or 303-590-3000 (international) through May 23, 2007; the conference pass code is 11089943.

About Meruelo Maddux Properties

MerueloMaddux Properties is a self-managed, full-service real estate company that develops, redevelops and owns commercial and residential properties in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes. MerueloMaddux Properties is committed to socially responsible investment. Through its predecessor business, MerueloMaddux Properties has been investing in urban real estate since 1972.

Safe Harbor

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. Forward-looking statements in this press release include, among others, statements about the real estate market in the greater Los Angeles area, acquisition activity, project development or redevelopment schedules and budgets and financings. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements: (i) the general volatility of the capital markets, (ii) changes in our business and investment strategy, (iii) availability, terms and deployment of capital, (iv) perception of the commercial and residential subsegments of the real estate industry, (v) changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry, (vi) availability of qualified personnel, (vii) change in costs associated with development or redevelopment and repositioning of projects, (viii) changes in interest rates, (ix) changes in applicable laws and regulations (including land use entitlement processes), (x) changes in political climates that may affect our proposed development and redevelopment projects, (xi) state of the general economy and the greater Los Angeles economy in which our projects are located, and (xii) the degree and nature of our competition. Accordingly,

761 Terminal Street, Building 1, 2nd Floor    Los Angeles, California 90021    tel. 213. 291. 2800    fax 213. 627. 5979    www.meruelomaddux.com

there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Media Contact:	Investors/Analysts:
Michael Bustamante	Erin Cox
Corporate Communications	Investor Relations
213.291.2800 (Office)	310.854.8319

-Financial Tables to Follow-

761 Terminal Street, Building 1, 2nd Floor    Los Angeles, California 90021    tel. 213. 291. 2800    fax 213. 627. 5979    www.meruelomaddux.com

MERUELO MADDUX PROPERTIES, INC., AND MERUELO MADDUX PROPERTIES (THE PREDECESSOR)

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31

(UNAUDITED)

	Meruelo Maddux Properties, Inc. Period January 30, 2007 through March 31, 2007	The Predecessor Period January 1, 2007 through January 29, 2007	Three months ended March 31, 2007	The Predecessor Three months ended March 31, 2006
Revenue:
Rental income	$3,786,044	$1,957,252	$5,743,296	$4,991,076
Management fees	46,633	12,083	58,716	100,700
Interest income	1,042,547	205,252	1,247,799	905,319
Other income	78,322	27,700	106,022	177,600

	4,953,545	2,202,288	7,155,833	6,174,695

Expenses:
Rental expenses	2,373,231	999,547	3,372,778	2,022,479
Interest expense	1,492,506	2,130,375	3,622,881	5,140,171
Depreciation and amortization	982,075	449,000	1,431,075	1,097,378
General and administrative	1,649,529	627,700	2,277,229	1,180,261

	6,497,342	4,206,621	10,703,963	9,440,289

Loss before income taxes	(1,543,797)	(2,004,333)	(3,548,130)	(3,265,594)
Provision (benefit) for income taxes	—	—		—

Net loss	$(1,543,797)	$(2,004,333)	$(3,548,130)	$(3,265,594)

Basic and diluted loss per share	$(0.02)	N/A	$(0.02)	N/A

Weighted average common shares outstanding – basic and diluted	83,838,203	N/A	83,838,203	N/A

761 Terminal Street, Building 1, 2nd Floor    Los Angeles, California 90021    tel. 213. 291. 2800    fax 213. 627. 5979    www.meruelomaddux.com

MERUELO MADDUX PROPERTIES, INC., AND MERUELO MADDUX PROPERTIES (THE PREDECESSOR)

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

	Meruelo Maddux Properties, Inc.	The Predecessor
	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash	$100,949,015	$2,380,945
Restricted cash	1,090,494	2,326,961
Accounts receivable	1,475,879	2,103,475
Rental properties, net	263,131,239	216,972,297
Real estate held for development	370,366,447	277,836,876
Other assets, net	4,906,004	6,435,997

Total assets	$741,919,078	$508,056,551

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,438,234	$7,080,651
Accrued expenses and other liabilities	13,335,235	49,163,555
Due to affiliates, net	1,255,900	4,226,834
Notes payable secured by real estate	264,675,830	342,643,062
Note payable to CalPERS	—	150,000,000
Deferred taxes, net	39,560,371	—

Total liabilities	323,265,570	553,114,102
Commitments and contingencies
Common stock	858,102	4,000
Additional paid in capital	441,953,417	11,662,594
Affiliate notes receivable	(22,614,214)	(24,672,856)
Retained earnings (deficit)	(1,543,797)	(32,051,289)

Total stockholders’ equity (deficit)	418,653,508	(45,057,551)

Total liabilities and stockholders’ equity	$741,919,078	$508,056,551

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761 Terminal Street, Building 1, 2nd Floor    Los Angeles, California 90021    tel. 213. 291. 2800    fax 213. 627. 5979    www.meruelomaddux.com